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EXHIBIT 32.1

                  CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
                             PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

      The undersigned, Laurence M. Downes hereby certifies as follows:

      (a) I am the Chief Executive Officer of New Jersey Resources Corporation (the "Company");

      (b) To the best of my knowledge, the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2005 (the "Report") complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

      (c) To the best of my knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                       NEW JERSEY RESOURCES CORPORATION

Date:  February 7, 2006                By: /s/ Laurence M. Downes
                                           -----------------------------------
                                           Laurence M. Downes
                                           Chairman & Chief Executive Officer

      This certificate accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 or any other provision of the Securities Exchange Act of 1934, as amended.

      A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.